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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

   We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our reports dated February 26, 1999, except for Note 4 as to which the date is May 17, 1999, in Amendment No. 1 to the Registration Statement [No. 333-78657] and related Prospectus of Tanning Technology Corporation dated June 25, 1999.

                                          /s/ Ernst & Young LLP

Denver, Colorado
June 25, 1999